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                                                                    Exhibit 11.1


                                ZORAN CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)
                                   (unaudited)



                                                           Three Months Ended
                                                                March 31,
                                                              1996     1995
                                                             ------   ------
Weighted average common shares outstanding                    6,849      166
Convertible Preferred Stock (1)                                   -    2,027
Dilutive effect of stock options and warrants based on
   the treasury stock method (1)                              1,473      539
Cheap stock (1)                                                   -    3,683
                                                             ------   ------
Weighted average common shares and equivalents                8,322    6,415
                                                             ------   ------
                                                             ------   ------
Net income                                                   $  658   $    6
                                                             ------   ------
                                                             ------   ------
Net income per share                                         $ 0.08   $ 0.00
                                                             ------   ------
                                                             ------   ------


(1) Pursuant to the requirements of the Securities and Exchange Commission, Common Stock, Preferred Stock and common equivalent shares issued during the twelve months prior to the initial public offering are included in the computation for all periods presented.









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